                                                                EXHIBIT 10.35


                       CONSENT AND AMENDMENT NUMBER TWO TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

                  THIS CONSENT AND AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of June 5, 1997 (but effective only in accordance with the terms and conditions of Section 4 of this Amendment), by and between MADELEINE L.L.C., a New York limited liability company ("Lender"), and GRAPHIX ZONE, INC., a Delaware corporation ("Borrower"), with reference to the following facts:

         A. Lender and Borrower heretofore have entered into that certain Loan and Security Agreement, dated as of January 31, 1997, as amended by that certain Consent to Inscape and Trimark Acquisitions and Amendment Number One to Loan and Security Agreement, dated as of March 5, 1997 (as amended, the "Loan Agreement");

         B. Borrower has requested that Lender (i) amend the Loan Agreement to provide for an additional term loan facility in the amount of $1,250,000, (ii) waive those certain Events of Default (the "Existing Events of Default") identified on (y) that certain letter, dated May 14, 1997, from Borrower to Lender, and (z) that certain update to such letter (both the letter and the update are attached hereto as Exhibit A and collectively shall be referred to as the "Notification Letter"); and (iii) waive those certain exceptions to the representations and warranties contained in the Loan Documents as more particularly set forth in Schedule A attached hereto the "Exceptions").

         C. Borrower also has requested that Lender consent to the following transactions being contemplated by Borrower: (i) the proposed merger (such merger currently the subject of preliminary discussions and not currently being subject to a letter of intent or any other oral or written agreement to which Borrower is a party) of a privately held company, which confidentially has been identified to Lender and whose identity is the subject of a letter previously delivered by Borrower to Lender, with and into Borrower in exchange for the issuance of securities of Borrower entitling the shareholders of the acquired company to acquire approximately 30% of the outstanding equity of Borrower on a fully-diluted basis, after giving effect to the transactions contemplated in the Loan Agreement, this Amendment, Warrant #1, Warrant #2, and Warrant #3 (the "Proposed Merger"); (ii) the exchange of all of the issued and outstanding shares of Series B Convertible Preferred Stock of Borrower (the "Series B Stock") for shares of Series D Convertible Preferred Stock of Borrower (the "Series D Stock") which shall possess substantially the same rights and be subject to substantially the same obligations of the Series B Stock, except that the Series D Stock may not be converted at a conversion price below $1.00 per share during the initial 3 year period that such shares are outstanding, or $0.75 per share after such initial 3 year period if the conversion price of the Series B Stock does not exceed $1.00 per share during such initial 3 year period (the "Series B Stock Exchange Transaction"); (iii) the amendment of certain rights and obligations of the Series C Convertible Preferred Stock of Borrower (the "Series C Stock") to reduce the conversion rate of the Series C Stock from $3.375 to $1.00 per share and to delete the mandatory redemption provisions applicable to the Series C Stock, which amendment may be accomplished in the sole discretion of Borrower by either (x) amending the Certificate of Designations of Series C Convertible Preferred Stock of Borrower or (y) exchanging all of the issued and outstanding shares of Series C Stock for shares of a new series of preferred stock of Borrower which shall possess substantially the same rights and be subject to substantially the same obligations of the Series C Stock, except as otherwise set forth in this subparagraph (iii) (the "Series C Stock Exchange Transaction"); (iv) in connection with the Series C Stock Exchange Transaction, the amendment of that certain Asset Purchase Agreement, dated as of February 24, 1997, by and among Borrower, Inscape, and Warner Music Group, Inc. to delete from the definition of "Acquired Assets" contained therein all right, title, and interest in and to the product "The KGB Files" and all agreements and intellectual property related thereto (the "Inscape Amendment"); and (v) the cancellation of the outstanding Indebtedness of Borrower (other than Indebtedness related to the Executive Loan Agreement and the Loan Agreement as amended by this Amendment) identified on Schedule B attached hereto, in exchange for the payment to each of the holders of such Indebtedness of cash in an amount less than the aggregate amount of each such holder's Indebtedness and shares of common Stock of Borrower to be issued at a price equal to the fair market value of such shares at the time of issuance for any remaining portion of each such holder's Indebtedness (the "Creditor Exchange Transaction").

         D. Lender is willing to so amend the Loan Agreement and to provide such waivers and consents in accordance with the terms and conditions hereof; and

         E. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

                  NOW, THEREFORE, in consideration of the above recitals and the mutual premises contained herein, Lender and Borrower hereby agree as follows:

                  1.       Amendments to the Loan Agreement.
                           ---------------------------------

                           a. Section 1.1 of the Loan Agreement hereby is
amended by adding the following defined terms in alphabetical order:

                  "Creditor Exchange Transaction" has the meaning set forth in the recitals to the Second Amendment.

                  "Executive" means David Hirschhorn, an individual.

                  "Executive Intercreditor Agreement" means an intercreditor agreement executed and delivered by Executive and Lender in form and substance satisfactory to Lender in its sole discretion.

                  "Executive Loan Agreement" means that certain Loan and Security Agreement executed and delivered by Executive and Borrower, in respect of a loan by Executive to Borrower in the principal amount of $250,000, which loan shall be pari-passu with Term Loan #2 on a pro rata basis.

                  "Executive Loan Documents" means the Executive Loan Agreement, Warrant #3, and any and all other agreements, instruments, and documents executed and delivered by Executive and/or Borrower in respect of the transactions contemplated by the Executive Loan Agreement, each of which documents shall be in form and substance satisfactory to Lender in its sole discretion.

                  "Exceptions" has the meaning set forth in the recitals to the Second Amendment.

                  "Liquidity" means unrestricted cash and cash equivalents.

                  "Notification Letter" has the meaning set forth in the recitals to the Second Amendment.

                  "Proposed Merger" has the meaning set forth in the recitals to the Second Amendment.

                  "Second Amendment" means that certain Consent and Amendment Number Two to Loan and Security Agreement, dated as of June 5, 1997, between Lender and Borrower.

                  "Second Amendment Closing Date" means the date of the funding of Term Loan #2.

                  "Second Amendment Closing Fee" has the meaning set forth in
         Section 2.8(d).

                  "Series B Stock" has the meaning set forth in the recitals to the Second Amendment.

                  "Series C Stock" has the meaning set forth in the recitals to the Second Amendment.

                  "Series D Stock" has the meaning set forth in the recitals to the Second Amendment.

                  "Series B Stock Exchange Transaction" has the meaning set forth in the recitals to the Second Amendment.

                  "Series C Stock Exchange Transaction" has the meaning set forth in the recitals to the Second Amendment.

                  "Servicing Fee" has the meaning set forth in Section 2.8(c).

                  "Term Loan #1" has the meaning set forth in Section 2.1(a).

                  "Term Loan #2" has the meaning set forth in Section 2.1(b).

                  "Warrant #1" means those certain common Stock purchase warrants issued and delivered to Lender by Borrower on the Closing Date for the purchase of 300,000 shares of Borrower's common Stock, $0.01 par value, having the powers, preferences, and rights, and the qualifications, limitations, or restrictions set forth in Borrower's Governing Documents.

                  "Warrant #2" means those certain common Stock purchase warrants issued and delivered to Lender by Borrower, in form and substance satisfactory to Lender, on the Second Amendment Closing Date for the purchase of shares of Borrower's common Stock, $0.01 par value, having the powers, preferences, and rights, and the qualifications, limitations, or restrictions set forth in Borrower's Governing Documents, as amended, modified, or supplemented to the Second Amendment Closing Date.

                  "Warrant #3" means those certain common Stock purchase warrants issued and delivered to Executive by Borrower in connection with the Executive Loan Agreement, in form and substance satisfactory to Executive and Lender, on the date of the Executive Loan Agreement for the purchase of shares of Borrower's common Stock, $0.01 par value, having the powers, preferences, and rights, and the qualifications, limitations, or restrictions set forth in Borrower's Governing Documents, as amended, modified, or supplemented to the date thereof.

                  b. The definition of "Loan Documents" contained in Section 1.1 of the Loan Agreement hereby is amended by adding the defined term "Second Amendment."

                  c. The definition of "Permitted Liens" contained in Section
1.1 of the Loan Agreement hereby is amended by adding the following text at the end of such definition:

                     (k) Liens granted to Executive so long as the Executive
             Intercreditor Agreement is in full force and effect.

                  d. The definition of "Term Loan" contained in Section 1.1 of the Loan Agreement hereby is deleted in its entirety and the following is substituted in alphabetical order in lieu thereof:

              "Term Loan" means Term Loan #1 and Term Loan #2, individually and collectively.

                  e. The defined term "Term Loan" used in the definition of "Closing Date," and Sections 2.8(a) (Closing Fee) and 3.1 (Conditions Precedent) of the Loan Agreement shall be deleted and the defined term "Term Loan #1" shall be substituted in lieu thereof.

                  f. The defined term "Warrants" shall be deleted in its entirety and the following is substituted in alphabetical order in lieu thereof:

              "Warrants" means Warrant #1 and Warrant #2, individually and collectively.

                  g. The defined term "Warrants" used in subsections 3.1(c) and
(r) (Conditions Precedent) of the Loan Agreement hereby is deleted and the defined term "Warrant #1" is substituted in lieu thereof.

                  h. Section 2.1 of the Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

                  2.1 TERM LOAN.

                      (a) Lender has agreed to make a term loan ("Term Loan #1") to Borrower on the Closing Date in the original principal amount of (i) $3,500,000, plus (ii) the amount of the Closing Fee.

                (b) Lender has agreed to make a term loan ("Term Loan #2") to Borrower on the Second Amendment Closing Date in the original principal amount of (i) $1,250,000, plus (ii) the amount of the Second Amendment Closing Fee.

                (c) The outstanding principal balance of the Term Loan and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Lender. All amounts outstanding under the Term Loan shall constitute Obligations.

            i. Section 2.2(e) of the Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

                (e) Application of Proceeds. With respect to mandatory prepayments described in subsection (a) through (d) above, such prepayments shall be applied (i) first, in payment of the outstanding balance of the Term Loan on a pro rata basis until the Term Loan is paid in full, and (ii) then, in payment of any other Obligations owing by Borrower to Lender, such payments to be applied to such Obligations by Lender in its sole discretion.

            j. Section 2.8(c) of the Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

                (c) Servicing Fee. On the first day of each of April, July, October, and January during the term of this Agreement, and thereafter so long as the Obligations are outstanding, a servicing fee (the "Servicing Fee") in an amount equal to $35,000.

            k. Section 2.8 of the Loan Agreement hereby is amended by adding the following subsection (d) thereto:

                (d) Second Amendment Closing Fee. On the Second Amendment Closing Date, a closing fee (the "Second Amendment Closing Fee") of $50,000, which fee is in addition to any fees previously paid by Borrower to Lender and shall be paid by adding the amount thereof to the balance of Term Loan #2.

            l. Section 7.17 of the Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

          7.17 USE OF PROCEEDS. (a) Use the proceeds of Term Loan #1 made hereunder for any purpose other than (i) on the Closing Date, (y) to repay
     (1) in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender and (2) trade payables; provided, however, that not more than $3,000,000 of the proceeds of Term Loan #1 may be used to complete the payments under this clause (y), and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

               (b) Use the proceeds of Term Loan #2 for any purpose other than
     (i) on the Second Amendment Closing Date, to pay transactional costs and expenses incurred in connection with the Second Amendment, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

               m. Section 7.20 of the Loan Agreement hereby is amended by adding following thereto:

               (d) Liquidity. Liquidity, at all times, of at least $250,000 after giving effect to the repayment of Indebtedness made by Borrower in connection with the Creditor Exchange Transaction.

          2. Waivers and Consents.
             ---------------------

             a. Lender hereby (i) waives the Existing Events of Default and the Exceptions, and (ii) agrees to forbear until the earlier of (y) such time as Borrower shall have completed its restructuring, and (z) 90 days from the Second Amendment Closing Date from exercising any of its rights, powers, or remedies under the Loan Agreement in respect of any Event of Default caused by (1) Borrower's failure to maintain the covenants set forth in Section 7.20 of the Loan Agreement (other than the covenant contained in subsection 7.20(d) thereof), and (2) Borrower's insolvency, unless and until an Insolvency Proceeding as described in Sections 8.5 or 8.6 of the Loan Agreement is commenced by any Person other than Lender.

             b. Lender hereby consents to the Proposed Merger, the Series B Stock Exchange Transaction, the Series C Stock Exchange Transaction, the Creditor Exchange Transaction, the Inscape Amendment, and the Executive Loan Agreement (collectively, the "Transactions") and agrees that the consummation of the Transactions shall be deemed not to cause any Default or Event of Default or accelerate any rights or remedies under, or otherwise violate the Loan Agreement, including, but not limited to, with respect to the provisions of Sections 7.1, 7.3, 7.4, or 7.9 of the Loan Agreement, or any other applicable provision of the Loan Agreement as amended by this Agreement, and any other Loan Document; provided, however, that the foregoing consent and agreement with respect to the Creditor Exchange Transaction shall be subject to the satisfaction of the covenant contained in subsection 7.20(d) of the Loan Agreement.

               c. Lender hereby (i) consents to Borrower doing business under the name "Ignite" and "Ignite Media" and any variations thereof and (ii) acknowledges that the use of such names by Borrower shall not constitute a breach of the provisions of Section 7.5 of the Loan Agreement.

          3. Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery, and performance of this Amendment and of the Loan Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Loan Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

          4. Conditions Precedent to the Effectiveness of this Amendment. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of Lender and its counsel, of each of the following conditions:

             a. Lender shall have received Warrant #2 duly executed and in full force and effect;

             b. Lender shall have received a certificate from the Secretary of Borrower attesting to (i) the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Amendment and Warrant #2 and authorizing specific officers to execute the same, and (ii) Borrower's Governing Documents, as amended, modified, or supplemented to the Second Amendment Closing Date;

             c. Mr. Kevin Genda shall have been nominated for the position of director of Borrower;

             d. Except as set forth in the Exceptions, the representations and warranties in this Amendment, the Loan Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

             e. Except as set forth in the Exceptions and the Notification Letter, no Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

               f. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Lender, or any of their Affiliates; and

               g. Except as set forth in the Exceptions and the Notification Letter, no material adverse change in the financial condition of Borrower or in the value of the Collateral shall have occurred since March 31, 1997.

          5. Conditions Subsequent. As conditions subsequent to the making of Term Loan #2 on the Second Amendment Closing Date, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default under the Loan Agreement):

               a. Within 10 days of the Second Amendment Closing Date, Lender shall have received Collateral Access Agreements in respect of any new facilities occupied by Borrower subsequent to and in connection with the consummation of the acquisition of certain assets of Inscape and Trimark Interactive, Inc. by Borrower;

               b. Within 15 days of the Second Amendment Closing Date, Lender shall have received (i) fully executed copies of the Executive Loan Documents, each certified by the Secretary of Borrower as being true, correct, and complete, and (ii) a fully executed original of the Executive Intercreditor Agreement; and

               c. Within 5 days of the Second Amendment Closing Date, Lender shall have received UCC-1 Financing Statements in regard to the additional locations of Inventory listed on Schedule A attached hereto.

          6. Effect on Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Lender under the Loan Agreement, as in effect prior to the date hereof.

          7. Further Assurances. Borrower shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to Lender, and take all actions as Lender may reasonably request from time to time, to perfect and maintain the perfection and priority of Lender's security interests in the Collateral and to fully consummate the transactions contemplated under this Amendment and the Loan Agreement, as amended by this Amendment.

          8. Miscellaneous.
             --------------

               a. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof", or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

               b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

               c. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

               d. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                    MADELEINE L.L.C.,
                                    a New York limited liability company


                                    By:  /s/  KEVIN P. GENDA
                                        --------------------------------------
                                    Title:  Kevin P. Genda, Attorney-in-Fact


                                    GRAPHIX ZONE, INC.,
                                    a Delaware corporation


                                    By: /s/  DAVID J. HIRSCHHORN
                                        --------------------------------------

                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                       S-1